                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                           CORE MATERIALS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

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                           CORE MATERIALS CORPORATION

                              800 Manor Park Drive
                              Columbus, Ohio 43228
                                 (614) 870-5000

                                                                  April 15, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Core Materials Corporation to be held at the Company's Corporate Headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, on May 15, 2002, at 9:00 a.m., Eastern Standard Time. Further information about the meeting and the matters to be considered is contained in the formal Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages.

     It is important that your shares be represented at this meeting. Whether or not you plan to attend, we hope that you will sign, date and return your proxy promptly in the enclosed envelope.

                                          Sincerely,

                                          Malcolm M. Prine
                                          Chairman of the Board

                           CORE MATERIALS CORPORATION
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2002
                            ------------------------

TO OUR STOCKHOLDERS:

     Core Materials Corporation ("Core Materials") will hold its 2002 Annual Meeting of Stockholders on May 15, 2002 at 9:00 a.m., Eastern Standard Time, at its corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, for the following purposes:

     1. to elect six (6) directors to comprise the Board of Directors of Core Materials, each to serve a one-year term expiring at the 2003 annual meeting of stockholders;

     2. to approve the 2002 Core Materials Corporation Employee Stock Purchase Plan;

     3. to ratify the appointment of Deloitte & Touche LLP as auditors for Core Materials for the year ending December 31, 2002; and

     4. to consider and act upon other business as may properly come before the meeting and any adjournments or postponements of the meeting.

     The foregoing matters are described in more detail in the Proxy Statement, which is attached to this notice. Only stockholders of record at the close of business on April 2, 2002, the record date, are entitled to receive notice of and to vote at the meeting.

     We desire to have maximum representation at the meeting and respectfully request that you date, execute and promptly mail the enclosed proxy in the postage-paid envelope provided. You may revoke a proxy by notice in writing to the Secretary of Core Materials at any time prior to its use.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Kevin L. Barnett
                                          Vice President, Secretary, Treasurer &
                                          Chief Financial Officer

Dated: April 15, 2002

                           CORE MATERIALS CORPORATION
                              800 MANOR PARK DRIVE
                              COLUMBUS, OHIO 43228
                                 (614) 870-5000

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 2002
                            ------------------------

To Our Stockholders:

     Core Materials Corporation ("Core Materials") is furnishing this Proxy Statement in connection with the solicitation by its Board of Directors of proxies to be used and voted at its annual meeting of stockholders, and at any adjournment of the annual meeting. Core Materials will hold its annual meeting on May 15, 2002, at its corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228 at 9:00 a.m. Eastern Standard Time. Core Materials is holding the annual meeting for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     Core Materials is first sending this Proxy Statement, the accompanying proxy card and the Notice of Annual Meeting of Stockholders on or about April 15, 2002.

                              GENERAL INFORMATION

SOLICITATION

     The Board of Directors of Core Materials is soliciting the enclosed proxy. In addition to the use of the mail, directors and officers of Core Materials may solicit proxies, personally or by telephone or telegraph. Core Materials will not pay its directors and officers any additional compensation for the solicitation.

     In addition, the stock transfer agent of Core Materials, American Stock Transfer & Trust Co., New York, New York will conduct proxy solicitations on behalf of Core Materials. Core Materials will reimburse American Stock Transfer & Trust Co. for reasonable expenses incurred by it in the solicitation. Core Materials also will make arrangements with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to beneficial owners of the common stock of Core Materials. Core Materials will reimburse those brokerage firms, custodians, nominees and fiduciaries for their reasonable expenses.

     Core Materials will pay all expenses of the proxy solicitation. Core Materials will not use specially engaged employees or other paid solicitors to conduct any proxy solicitation.

VOTING RIGHTS AND VOTES REQUIRED

     Holders of shares of the common stock of Core Materials at the close of business on April 2, 2002, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting. On the record date, Core Materials had 9,778,680 shares of common stock outstanding.

     Each outstanding share of common stock on the record date is entitled to one vote on all matters presented at the annual meeting. The presence, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast will constitute a quorum for the transaction of business at the annual meeting. No business, other than adjournment, can be conducted at the annual meeting unless a quorum is present in person or by proxy.

     Abstentions will count as shares present in determining the presence of a quorum for a particular matter. Abstentions, however, will not count as votes cast in determining the approval of any matter by the stockholders. If a broker or other record holder or nominee indicates on a proxy that it does not have authority to vote certain shares on a particular matter or if a broker or other record holder or nominee does not return proxies for any shares, those shares will not count as either present for purposes of determining a quorum or as votes cast in determining the approval of any matter by the stockholders.

     In the election of directors, each of the six directors will be elected by a plurality of votes cast by stockholders of record on the record date and present at the annual meeting, in person or by proxy. Cumulative voting in the election of directors will not be permitted. Passage of the proposal to approve the 2002 Core Materials Corporation Employee Stock Purchase Plan requires the approval of a majority of the votes cast by the stockholders of record on the record date and present at the annual meeting, in person or by proxy. Core Materials is seeking stockholder ratification of the appointment of independent auditors of Core Materials, but ratification is not required by law.

VOTING OF PROXIES

     Shares of common stock represented by all properly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted:

     - FOR the election as directors of the nominees named in this Proxy Statement;

     - FOR the approval of the 2002 Core Materials Corporation Employee Stock Purchase Plan; and

     - FOR the ratification of the appointment of Deloitte & Touche LLP, as the auditors for Core Materials for the year ending December 31, 2002.

     Management of Core Materials and the Board of Directors of Core Materials know of no matters to be brought before the annual meeting other than as set forth in this Proxy Statement. If, however, any other matter is properly presented to the stockholders for action, it is the intention of the holders of the proxies to vote at their discretion on all matters on which the shares of common stock represented by proxies are entitled to vote.

REVOCABILITY OF PROXY

     A stockholder who signs and returns a proxy in the accompanying form may revoke it at any time before the authority granted by the proxy is exercised. A stockholder may revoke a proxy by delivering a written statement to the Secretary of Core Materials that the proxy is revoked.

ANNUAL REPORT

     The Annual Report on Form 10K for the fiscal year ended December 31, 2001, of Core Materials, which includes financial statements and information concerning the operations of Core Materials, accompanies this Proxy Statement. The Annual Report is not to be regarded as proxy solicitation materials.

STOCKHOLDER PROPOSALS

     Any stockholder who desires to present a proposal for consideration at the 2003 annual meeting of stockholders must submit the proposal in writing to Core Materials. If the proposal is received by Core Materials prior to the close of business on December 16, 2002, and otherwise meets the requirements of applicable state and federal law, Core Materials will include the proposal in the proxy statement and form of proxy relating to the 2003 annual meeting of stockholders. Core Materials may confer on the proxies for the 2003 annual meeting of stockholders discretionary authority to vote on any proposal, if Core Materials does not receive notice of the proposal by March 1, 2003.

                           OWNERSHIP OF COMMON STOCK

BENEFICIAL OWNERS

     The table below sets forth, to the knowledge of Core Materials, the only beneficial owner, as of April 2, 2002, of more than 5% of the outstanding shares of common stock of Core Materials.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

             NAME AND ADDRESS OF                  AMOUNT AND NATURE OF
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP      PERCENT OF CLASS
             -------------------                  --------------------      ----------------
International Truck and Engine Corp. .........        4,264,000(1)                43.6%
4201 Winfield Drive
P.O. Box 1488
Warrenville, Illinois 60555

---------------

(1) International Truck and Engine Corp. (formerly known as Navistar International Transportation Corp.) received these shares of common stock on December 31, 1996, pursuant to the terms of an asset purchase agreement, which provided for the acquisition by Core Materials of the Columbus Plastics operating unit of International Truck and Engine Corp. The terms and conditions of the asset purchase agreement are discussed in greater detail below under the heading "Certain Relationships and Related Transactions." International Truck and Engine Corp. is a wholly owned subsidiary of Navistar International Corporation.

MANAGEMENT

     The table below sets forth, as of April 2, 2002, the number of shares of common stock beneficially owned by each director of Core Materials, by each nominee for election as director of Core Materials, by each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and by all of the foregoing directors, nominees and executive officers as a group. The information concerning the persons set forth below was furnished in part by each of those persons.

              NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

                   NAME OF                        AMOUNT AND NATURE OF
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP      PERCENT OF CLASS
               ----------------                   --------------------      ----------------
Kevin L. Barnett..............................           55,000(1)                  *
Thomas R. Cellitti............................           24,000(2)                  *
James F. Crowley..............................           37,000(3)                  *
Ralph O. Hellmold.............................          126,000(4)                1.3%
Thomas M. Hough...............................           45,000(5)                  *
Stephen J. Klestinec..........................           42,785(6)                  *
Malcolm M. Prine..............................          150,011(7)                1.5%
James L. Simonton.............................          159,152(8)                1.6%
All directors, nominees and executive officers
  as a group (8 persons)......................          638,948                   6.3%

---------------

 * Less than 1 % of the outstanding shares of common stock.

(1) Includes: (i) 47,500 shares of common stock which Mr. Barnett has the right to acquire within 60 days through the exercise of stock options; (ii) 5,000 shares of common stock as to which Mr. Barnett shares voting and investment power with his wife; and (iii) 2,500 shares of common stock held by Mr. Barnett in the Core Materials Corporation Employee Stock Purchase Plan.

(2) Includes: (i) 14,000 shares of common stock, which Mr. Cellitti has the right to acquire within 60 days through the exercise of stock options; and
    (ii) 10,000 shares of common stock as to which Mr. Cellitti has sole voting and investment power.

(3) Includes: (i) 28,000 shares of common stock which Mr. Crowley has the right to acquire within 60 days through the exercise of stock options; (ii) 18,000 shares of common stock as to which Mr. Crowley has sole voting and investment power; and (iii) 1,000 shares of common stock as to which Mr. Crowley shares voting and investment power with his wife.

(4) Includes: (i) 35,000 shares of common stock which Mr. Hellmold has the right to acquire within 60 days through the exercise of stock options; and (ii) 91,000 shares of common stock as to which Mr. Hellmold has sole voting and investment power.

(5) Includes: (i) 35,000 shares of common stock which Mr. Hough has the right to acquire within 60 days through the exercise of stock options; and (ii) 10,000 shares of common stock which are held in trust for the benefit of Mr. Hough's wife, who is trustee of the trust.

(6) Includes: (i) 28,500 shares of common stock which Mr. Klestinec has the right to acquire within 60 days through the exercise of stock options; and
    (ii) 10,000 shares of common stock as to which Mr. Klestinec has sole voting and investment power; and (iii) 4,285 shares of common stock held by Mr. Klestinec in the Core Materials Corporation Employee Stock Purchase Plan.

(7) Includes: (i) 83,000 shares of common stock which Mr. Prine has the right to acquire within 60 days through the exercise of stock options; (ii) 1,011 shares of common stock held by Mr. Prine's wife; (iii) 5,000 shares of common stock held by Mr. Prine's daughter; and (iv) 61,000 shares of common stock as to which Mr. Prine has sole voting and investment power.

(8) Includes: (i) 56,500 shares of common stock, which Mr. Simonton has the right to acquire within 60 days through the exercise of stock options; (ii) 100,000 shares of common stock as to which Mr. Simonton has sole voting and investment power; and (iii) 3,941 shares of common stock held by Mr. Simonton in the Core Materials Corporation Employee Stock Purchase Plan. Excludes 150,000 phantom stock units granted to Mr. Simonton on January 15, 2000, in connection with his initial employment pursuant to a Phantom Stock Agreement dated January 15, 2000, between Core Materials and Mr. Simonton. The vesting and terms of such phantom stock units are described below under "Executive Compensation -- Phantom Stock Agreement."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the following persons to file initial statements of beneficial ownership on a Form 3 and changes of beneficial ownership on a Form 4 or Form 5 with the Securities and Exchange Commission and to provide Core Materials with a copy of those statements:

     - executive officers and directors of Core Materials; and

     - persons who beneficially own more than 10% of the issued and outstanding shares of common stock of Core Materials.

     Core Materials believes that its executive officers, directors and greater than 10% beneficial owners complied with all applicable section 16(a) filing requirements for the fiscal year ended December 31, 2001. Core Materials has based this belief solely on a review of the Section 16(a) statements furnished to it and written representations from its executive officers and directors.

               DIRECTORS AND EXECUTIVE OFFICERS OF CORE MATERIALS

     The following biographies provide information on the background and experience of the persons nominated to become directors at the annual meeting and the executive officers of Core Materials. Core Materials is not aware of any family relationships among any of the following persons or any arrangements or understandings pursuant to which those persons have been, or are to be, selected as a director or executive officer of Core Materials, other than arrangements or understandings with directors or executive officers acting solely in their capacity as directors or executive officers. Executive officers of Core Materials are elected to serve for a term of one year or until their successors have been duly elected and qualified.

                   NAME                     AGE       POSITION(S) CURRENTLY HELD
                   ----                     ---    ---------------------------------
Kevin L. Barnett..........................  39     Vice President, Secretary,
                                                   Treasurer and Chief Financial
                                                   Officer
Thomas R. Cellitti........................  50     Director
James F. Crowley..........................  55     Director
Ralph O. Hellmold.........................  61     Director
Thomas M. Hough...........................  56     Director
Stephen J. Klestinec......................  52     Vice President, Sales and
                                                   Marketing
Malcolm M. Prine..........................  73     Chairman of the Board of
                                                   Directors
James L. Simonton.........................  61     President, Chief Executive
                                                   Officer and Director

     Kevin L. Barnett. Kevin L. Barnett joined Core Materials as an employee on April 1, 1997 and was elected Vice President, Secretary, Treasurer and Chief Financial Officer on April 24, 1997. Mr. Barnett joined Core Materials after approximately five years of working with Medex Inc., a publicly held manufacturer and marketer of injection molded products used for medical and surgical applications. Mr. Barnett served as Vice President, Treasurer, and Corporate Controller of Medex Inc. from October, 1995 to January, 1997. He served as Vice President and Corporate Controller of Medex Inc. from May, 1994 to October, 1995 and as Assistant Treasurer from April, 1992 to May, 1994. Prior to joining Medex Inc., Mr. Barnett served as a certified public accountant with Deloitte & Touche LLP from August, 1984 to April, 1992.

     Thomas R. Cellitti. Thomas R. Cellitti has served as a director of Core Materials since February 10, 2000. Mr. Cellitti has served as Vice President and General Manager, Bus Vehicle Center of International Truck and Engine Corporation. Prior to such time, Mr. Cellitti served as Plant Manager at International's Melrose Park engine plant. His current areas of focus include both the bus chassis business and the company's wholly owned subsidiary, American Transportation Corporation, a major manufacturer of integrated bus and bus bodies. Mr. Cellitti also serves on the Board of Directors of the American Transportation Corporation in Conway, Arkansas. International Truck and Engine Corp. is a 44% stockholder and a significant customer of Core Materials. The relationship of International Truck and Engine Corporation to Core Materials is described below under "Certain Relationships and Related Transactions."

     James F. Crowley. James F. Crowley has served as a director of Core Materials since May 28, 1998. Mr. Crowley is currently the President of Brookside Capital Incorporated, a private investment and advisory firm head-quartered in New York, which he founded in 1993. From 1984 to 1992, Mr. Crowley served in various capacities with Prudential Securities, Inc. including President of Global Investment & Merchant Banking. Prior to joining Prudential Securities, Inc., Mr. Crowley provided financial advisory, merger, acquisition and underwriting services as a First Vice President and Partner at Smith Barney, Harris Upham & Co. in its Investment Bank and Capital Markets Division. Mr. Crowley also serves on the board of various private organizations and universities. Mr. Crowley graduated from Villanova University in 1971 and from the Wharton School at the University of Pennsylvania in 1976.

     Ralph O. Hellmold. Ralph O. Hellmold has served as a director of Core Materials since December 31, 1996. He is the Chairman of the Private Investment Banking Company, LLC and the founder and President of Hellmold Associates, Inc., both investment banking boutiques, which specialize in raising capital, doing mergers and acquisitions and working with troubled companies or their creditors. Mr. Hellmold is also a director of International Aircraft Investors located in Torrance, California. Prior to forming Hellmold Associates in 1990, Mr. Hellmold was a Managing Director at Prudential-Bache Capital Funding, where he served as co-head of the Corporate Finance Group, co-head of the Investment Banking Committee and head of the Financial Restructuring

Group. From 1974 until 1987, Mr. Hellmold was a partner at Lehman Brothers and its successors, where he worked in Corporate Finance and co-founded the Financial Restructuring Group.

     Thomas M. Hough. Thomas M. Hough has served as a director of Core Materials since December 31, 1996. He has served as the Vice President and Treasurer of Navistar International Corporation and its principal operating subsidiary, International Truck and Engine Corporation, since October 1992. International Truck and Engine Corporation is a 44% stockholder and a significant customer of Core Materials. The relationship of International Truck and Engine Corporation to Core Materials is described below under "Certain Relationships and Related Transactions." Previously, Mr. Hough served as Assistant Treasurer and Assistant Controller of International Truck and Engine Corporation and as Controller of Navistar Financial Corporation, a principal financial subsidiary of International Truck and Engine Corporation.

     Stephen J. Klestinec. Stephen J. Klestinec joined Core Materials as an employee on April 1, 1998 and was elected to the position of Vice President, Sales and Marketing on May 28, 1998. Mr. Klestinec was employed by Atlanta based Georgia-Pacific Resin, Inc., a manufacturer of thermoset resins, from 1981 until joining Core Materials on April 1, 1998. At Georgia-Pacific, Mr. Klestinec served as market manager of fiber reinforced products. In such capacity, Mr. Klestinec commercialized products for both the North American and International markets in the aerospace, mass transit, electrical and electronic industries. Mr. Klestinec also managed the abrasives, adhesives and specialty market segment. Mr. Klestinec also held positions at Georgia-Pacific in market development, quality assurance and manufacturing. Prior to joining Georgia-Pacific, Mr. Klestinec served as plant manager for Pacific Resins and Chemicals.

     Malcolm M. Prine. Malcolm M. Prine has served as a director of Core Materials and Chairman of Core Materials since December 31, 1996. Mr. Prine also served as a director of RYMAC Mortgage Investment Corporation from May 1992 to December 31, 1996. RYMAC merged with Core Materials on December 31, 1996, as described below under "Certain Relationships and Related Transactions." Mr. Prine has been self-employed while acting as a consultant for the last nine years. He is currently a director of Equitable Resources, a natural gas utility company, and PA Capital Bank, a Pennsylvania commercial bank serving small businesses and individuals. He also serves on the board of various private organizations and universities.

     James L. Simonton. James L. Simonton has served as President and Chief Executive Officer of Core Materials since January 15, 2000 and as a director of Core Materials since May 28, 1998. From 1992 until December 31, 1999, Mr. Simonton served as the Vice President of Purchasing and Supplier Development for International Truck and Engine Corporation. In such capacity, Mr. Simonton was in charge of purchasing of all production materials, in-bound and out-bound freight and logistics and the development of suppliers. International Truck and Engine Corporation is a 44% stockholder and a significant customer of Core Materials. The relationship of International Truck and Engine Corporation to Core Materials is described below under "Certain Relationships and Related Transactions."

        COMPENSATION, MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

COMPENSATION OF BOARD OF DIRECTORS

     For the fiscal year ended December 31, 2001, each director of Core Materials, other than Mr. Prine and Mr. Simonton, received a director's fee of $3,000 per quarter. Mr. Prine received a director's fee of $5,000 per quarter to reflect his role as chairman. Mr. Simonton does not receive a director's fee. Core Materials anticipates that the compensation arrangement for the fiscal year ending December 31, 2002 will remain the same. In addition, the Core Materials Corporation Long-Term Equity Incentive Plan provides for a one-time grant of a director option to each of the non-employee directors of Core Materials to purchase 35,000 shares of common stock, which option vests in increments of 20% over a five year period. Mr. Hellmold, Mr. Hough and Mr. Prine received this one-time grant of a director option during the fiscal year ended December 31, 1997. Mr. Simonton and Mr. Crowley received this one-time grant of a director option upon their election to the Board of Directors on May 28, 1998. Mr. Cellitti received this one-time grant of a director's option upon his election to the Board of Directors on February 10, 2000. Core Materials also has entered into certain compensation arrangements with members of its Board of Directors. These compensation arrangements are discussed below under the heading "Compensation Committee Interlocks and Insider Participation."

  MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met seven times during the fiscal year ended December 31, 2001. During that period, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board of Directors on which each director served.

  COMPENSATION COMMITTEE

     Core Materials did not have a Compensation Committee during the fiscal year ended December 31, 2001. The entire Board of Directors performed the functions of a Compensation Committee during that period, including recommending the form and amount of compensation to be paid to the executive officers and directors of Core Materials.

  AUDIT COMMITTEE

     Core Materials has an Audit Committee, which currently consists of Messrs. Hough, Crowley and Hellmold. The principal function of the Audit Committee is to review and approve the scope of the annual audit undertaken by the independent certified public accountants of Core Materials and to meet with them to review and inquire as to audit functions and other financial matters and to review the year-end audited financial statements. For a more detailed description of the role of the Audit Committee, see "Report of the Audit Committee" below and the Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A. The Audit Committee met one time during the fiscal year ended December 31, 2001.

  NOMINATING COMMITTEE

     Core Materials has a Nominating Committee, which currently consists of Messrs. Hellmold, Hough and Prine. The principal function of the Nominating Committee is to recommend candidates for membership on the Board of Directors. The Nominating Committee did not meet during the fiscal year ended December 31, 2001.

STOCKHOLDER NOMINATIONS

     The bylaws of Core Materials set forth procedural requirements pursuant to which stockholders may make nominations to the Board of Directors. The Board of Directors or the Nominating Committee may not accept recommendations for nominations to the Board of Directors in contravention of these procedural requirements.

     In order for a stockholder to nominate a person for election to the Board of Directors, the stockholder must give written notice of the stockholder's intent to make the nomination either by personal delivery or by United States mail, postage prepaid, to the Secretary of Core Materials not less than fifty nor more than seventy-five days prior to the meeting at which directors will be elected. In the event that less than sixty days prior notice or prior public disclosure of the date of the meeting is given or made to stockholders, Core Materials must receive notice not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurred first.

     The notice must set forth:

     - the name and address of record of the stockholder who intends to make the nomination;

     - a representation that the stockholder is a holder of record of shares of the capital stock of Core Materials entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

     - the name, age, business and residence addresses and principal occupation or employment of each proposed nominee;

     - a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons, naming such person or persons, pursuant to which the nomination or nominations are to be made by the stockholder;

     - other information regarding each proposed nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

     - the written consent of each proposed nominee to serve as a director of Core Materials if elected.

     Core Materials may require any proposed nominee to furnish other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director. The presiding officer of the meeting of stockholders may, if the facts warrant, determine that a stockholder did not make a nomination in accordance with the foregoing procedure. If the presiding officer makes such a determination, the officer shall declare such determination at the meeting and the defective nomination will be disregarded.

                             EXECUTIVE COMPENSATION

     The following table sets forth compensation information for James L. Simonton, Kevin L. Barnett and Stephen J. Klestinec.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL                LONG TERM COMPENSATION
                                                    COMPENSATION     --------------------------------------
                                                  ----------------   AWARDS-SECURITIES
                NAME AND                          SALARY    BONUS       UNDERLYING           ALL OTHER
           PRINCIPAL POSITION              YEAR     ($)      ($)      OPTIONS/SARS(#)    COMPENSATION($)(2)
           ------------------              ----   -------   ------   -----------------   ------------------
James L. Simonton(1).....................  2001   227,423   20,000              0              15,312
  President, Chief Executive Officer       2000   210,833        0        300,000(3)           55,949
  and Director

Kevin L. Barnett.........................  2001   143,543   24,800              0               8,320
  Vice President, Secretary, Treasurer     2000   137,333        0              0               8,240
  and Chief Financial Officer              1999   130,000        0              0               8,241

Stephen J. Klestinec.....................  2001   139,183   23,000              0              10,836
  Vice President Sales and Marketing       2000   132,333        0              0              10,112
                                           1999   125,000        0              0               9,675

---------------

(1) Core Materials employed Mr. Simonton on January 15, 2000. Accordingly, compensation information is not provided for Mr. Simonton for periods prior to the fiscal year ended December 31, 2000. Mr. Simonton's annual salary for 2000 was $220,000. In addition, Mr. Simonton received $41,282 as reimbursement for his expenses to move to Columbus, Ohio. This amount is included in "All Other Compensation."

(2) Includes contributions by Core Materials to its 401(k) plan for salaried employees. Core Materials makes contributions to its 401(k) plan in two ways. Core Materials makes a "matching contribution" which is based on the employee's salary reduction contribution. Core Materials also makes a "retirement contribution" which is based on the age and regular earnings of the employee as of the year the contribution is made. Matching contributions for the fiscal year ended December 31, 1999 were $2,391 for Mr. Barnett and $1,550 for Mr. Klestinec. Retirement contributions during the fiscal year ended December 31, 1999 were $5,850 for Mr. Barnett and $8,125 for Mr. Klestinec. Matching contributions for the fiscal year ended December 31, 2000 were $963 for Mr. Simonton, $2,060 for Mr. Barnett and $1,510 for Mr. Klestinec. Retirement contributions during the fiscal year ended December 31, 2000 were $13,704 for Mr. Simonton, $6,180 for Mr. Barnett and $8,602 for Mr. Klestinec. Matching contributions for the fiscal year ended December 31, 2001 were $963 for Mr. Simonton, $1,861 for Mr. Barnett and $1,594 for Mr. Klestinec. Retirement contributions during the fiscal year ended December 31, 2001 were $14,349 for Mr. Simonton, $6,459 for Mr. Barnett and $9,242 for Mr. Klestinec.

(3) Includes 150,000 stock options granted to Mr. Simonton on January 15, 2000, under the Long-Term Equity Incentive Plan of Core Materials Corporation. In addition, on January 15, 2000, Core Materials granted to Mr. Simonton 150,000 phantom stock units pursuant to a Phantom Stock Agreement dated as of January 15, 2000, between Core Materials and Mr. Simonton. The vesting and terms of such phantom stock units are described below under "Phantom Stock Agreement." The units are treated as the equivalent of stock appreciation rights for purposes of this Proxy Statement.

     The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 2001 to the executive officers named in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, the hypothetical realizable values for each option grant are shown based on the compound annual rates of stock price appreciation of 5% and 10% from the grant date to the expiration date. The assumed rates of appreciation are prescribed by the Securities and Exchange Commission and are for illustration purposes only. The assumed rates of appreciation are not intended to predict future stock prices, which will depend upon market conditions and the future performance and prospects of Core Materials.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                    POTENTIAL REALIZABLE
                                            % OF                                      VALUE AT ASSUMED
                         NUMBER OF         TOTAL                                   ANNUAL RATES OF STOCK
                         SECURITIES     OPTIONS/SARS                                 PRICE APPRECIATION
                         UNDERLYING      GRANTED TO     EXERCISE                    FOR OPTION/SAR TERM
                        OPTIONS/SARS    EMPLOYEES IN      PRICE      EXPIRATION    ----------------------
         NAME            GRANTED(#)     FISCAL YEAR     ($/SHARE)       DATE         5%($)       10%($)
         ----           ------------    ------------    ---------    ----------    ---------    ---------
James L. Simonton.....         --             --             --             --           --           --
Kevin L. Barnett......         --             --             --             --           --           --
Stephen J.
  Klestinec...........         --             --             --             --           --           --

     The following table sets forth information with respect to the exercise of options by each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2001. The table also sets forth information with respect to all vested (exercisable) and unvested (unexercisable) options held by each of the executive officers named in the Summary Compensation Table as of December 31, 2001.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                          SECURITIES                         OPTIONS/SARS                  OPTIONS/SARS
                           ACQUIRED                      AT FISCAL YEAR END(#)       AT FISCAL YEAR END($)(1)
                              ON           VALUE      ---------------------------   ---------------------------
          NAME            EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----            -----------   -----------   -----------   -------------   -----------   -------------
James L. Simonton(2)....     3,941          635         35,250         299,750           0              0
Kevin L. Barnett(2).....     1,257          210         38,000          62,000           0              0
Stephen J.
  Klestinec(2)..........     2,513          420         28,500          71,500           0              0

---------------

(1) "Value of Unexercised In-the-Money Options/SARs at Fiscal Year End" is based upon the fair market value of the shares of common stock of Core Materials on December 31, 2001 ($1.47) less the exercise price of in-the money options/SARs at the end of the fiscal year ended December 31, 2001.

(2) Securities acquired on exercise for Messrs. Simonton, Barnett, and Klestinec include shares purchased pursuant to the Core Materials Corporation Employee Stock Purchase Plan. Value realized represents the difference between the market price of the shares on the applicable purchase dates and the purchase prices paid by such officers.

PHANTOM STOCK AGREEMENT

     On January 15, 2000, Core Materials granted Mr. Simonton, in connection with his initial employment, 150,000 phantom stock units pursuant to a Phantom Stock Agreement dated as of January 15, 2000. Pursuant to such agreement, Mr. Simonton is entitled to receive within 30 days after exercise of each such unit a cash payment in an amount equal to the excess of the fair market value of a share of Core Materials' common stock on the date of exercise over $2.75. Mr. Simonton may exercise his vested units at any time prior to their termination. All of the units vest on December 31, 2004, and no units granted under the agreement will vest prior to such date. All of the units will expire on the earlier of (i) December 31, 2005, (ii) 30 days after termination of Mr. Simonton's employment (other than for cause) or if Mr. Simonton shall die during such 30-day period, one year after Mr. Simonton's death or (iii) the termination of Mr. Simonton's employment by Core Materials for cause. Within 30 days after the termination of Mr. Simonton's employment due to death or disability, Core Materials is required under the agreement to pay Mr. Simonton the full amount that would have been payable to Mr. Simonton had he exercised all of the unexercised vested units held by him as of the date of his termination of employment. The units were not granted to Mr. Simonton under the Core Materials Corporation Long-Term Equity Incentive Plan. The units do not represent issued shares of Core Materials' common stock and do not confer any stockholder rights on Mr. Simonton.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The purpose of the compensation program of Core Materials is to attract and retain qualified executive officers by providing a total compensation package, which is competitive with comparable corporations, and to also provide incentives to create short-term and long-term improvements in the performance of Core Materials.

     The compensation philosophy of Core Materials is based on the belief that:

     - Core Materials must attract and retain qualified individuals and motivate and reward those individuals for performance;

     - a substantial portion of an executive's compensation should depend upon the performance of Core Materials; and

     - incentives should exist which align the interests of the executives with those of the stockholders of Core Materials and which create long-term stockholder value.

     Following this philosophy, Core Materials has developed a compensation program for its executives which includes the following components:

BASE SALARY

     Core Materials has established base salaries for its executive officers based upon the experience and capabilities of the executives, as determined in the subjective judgment of the Board of Directors, and the salaries of comparable companies.

BONUS/PROFIT SHARING

     The Board of Directors has established a bonus/profit sharing program for the executives and other employees. This program is designed to align the interests of such individuals with those of the stockholders of Core Materials by directly tying profit sharing payments to the performance of Core Materials. This program creates a profit sharing pool for the executives and other employees based upon percentages of the earnings before taxes of Core Materials above pre-established thresholds. The thresholds are established by the Board of Directors and are intended to begin creating a profit sharing pool only after earnings before taxes exceeds a reasonable level. No amounts were paid out under this bonus/profit sharing plan in 2001.

     In 2001, the Board of Directors granted additional bonuses to certain members of Core Materials' management team, including the officers listed in the executive compensation table above, in recognition of their efforts associated with the acquisition of substantially all the assets of Airshield Corporation and the establishment of operations in Mexico as discussed in Note 4 of the Notes to Consolidated Financial Statements as included in Core Materials' annual report on form 10-K for the year ended December 31, 2001. Mr. Simonton, Mr. Barnett and Mr. Klestinec received bonuses of $20,000, $24,800 and $20,000, respectively.

     In addition, in 2001 Mr. Klestinec received a bonus of $3,000 for his efforts in serving as the interim operations manager of Core Materials' Gaffney, South Carolina production facility while Core Materials completed a search for a plant manager for that facility.

STOCK OPTIONS AND EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors grants stock options under the Core Materials Corporation Long-Term Equity Incentive Plan to executives and salaried employees, which are intended to align the long-term interests of these individuals with the interests of the stockholders of Core Materials. The Board of Directors determines the options awarded to the executive officers based upon the subjective judgment and experience of the directors in compensating executive officers. Options for the executive officers are generally granted at or above fair market value and are subject to a ten-year vesting schedule.

     In addition to the Long-Term Equity Incentive Plan, Core Materials also maintains an Employee Stock Purchase Plan. All eligible employees, including executive officers, may purchase shares of common stock through payroll deductions at a price equal to 85% of the fair market value of the common stock.

BASIS FOR CHIEF EXECUTIVE OFFICER'S COMPENSATION

     The Board of Directors established compensation for Mr. Simonton for 2001 in accordance with the information discussed above.

                                          Submitted by the Board of Directors,

                                          Thomas R. Cellitti
                                          James F. Crowley
                                          Ralph O. Hellmold
                                          Thomas M. Hough
                                          Malcolm M. Prine
                                          James L. Simonton

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Core Materials did not have a Compensation Committee during the fiscal year ended December 31, 2001. Accordingly, the Board of Directors made all compensation decisions. Core Materials has entered into the following compensation arrangements with members of its Board of Directors:

RELATIONSHIP WITH MR. PRINE

     Mr. Prine is the Chairman of the Board of Core Materials. Core Materials compensates Mr. Prine as a consultant for special services and advice that he provides to Core Materials. Since April 1, 2000, Mr. Prine was compensated at a rate of $8,000 per quarter for such service. Mr. Prine received a total of $32,000 in cash compensation for such service during the year ended December 31, 2001, $46,500 for the year ended December 31, 2000, and $90,000 for the year ended December 31, 1999.

     Finally, Mr. Prine was granted a stock option to purchase 70,000 shares of Core Materials' stock on February 4, 1998, as consideration for his services. The option vests in increments of 20% over a five-year period and expires on February 4, 2008. The option was granted at an exercise price of $3.97 per share, representing the fair market value on the date of grant.

RELATIONSHIP WITH MR. SIMONTON

     On January 15, 2000, Mr. Simonton was elected President and Chief Executive Officer of Core Materials. Mr. Simonton has served as a director at Core Materials since May 28, 1998 and prior to becoming President of Core Materials, was an officer of International Truck and Engine Corporation. Sales to International represented approximately 53% of the total revenues of Core Materials for the fiscal year ended December 31, 2001. International is also a 44% stockholder in Core Materials. As a director, Mr. Simonton participates in deliberations of Core Materials' Board of Directors concerning executive officer compensation. However, Mr. Simonton has and intends to continue to abstain from participating in any actions of the Board of Directors affecting his compensation.

RELATIONSHIP WITH MR. HOUGH AND MR. CELLITTI

     Mr. Hough and Mr. Cellitti are officers of International Truck and Engine Corporation and members of the Board of Directors of Core Materials. Sales to International represented approximately 53% of the total revenues of Core Materials for the fiscal year ended December 31, 2001. International is also a 44% stockholder in Core Materials.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors ("Committee") is composed of three directors, none of whom is an employee of Core Materials. The Committee is governed by a charter as approved by the Board of Directors ("Board") on March 27, 2000, and reconfirmed for appropriateness at the Board's May 15, 2001 meeting. A copy of the charter is attached as Exhibit A. In accordance with its written charter, the Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Core Materials. The composition of the Committee complies with the requirements of The American Stock Exchange. All members of the Committee are deemed independent as per the guidelines of The American Stock Exchange with the exception of Mr. Hough. Mr. Hough does not qualify as an independent Director due to his position as Vice President and Treasurer of International Truck and Engine Corporation from which Core Materials receives more than 5% of its revenues. The Board of Directors of Core Materials has elected to apply the exception permitted by The American Stock Exchange for the appointment to the Audit Committee of one director who does not meet all the independence requirements, due to Mr. Hough's significant employment experience in finance and accounting and his professional certification as a certified public accountant.

     During the year ended December 31, 2001, the Committee met one time and the Committee chair, as representative of the Committee, discussed the interim financial information contained in quarterly earnings announcements with both management and the independent auditors prior to the public release of quarterly information.

     In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Core Materials that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of Core Materials' internal controls. The Committee reviewed with the independent auditors their audit scope and their identification of audit risks.

     The Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Committee reviewed the audited consolidated financial statements of Core Materials as of and for the year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          Thomas M. Hough, Chairman
                                          James F. Crowley
                                          Ralph O. Hellmold

                                   AUDIT FEES

     For the fiscal year ended December 31, 2001, Deloitte & Touche LLP billed Core Materials $85,815 for professional services in connection with the audit of Core Materials' annual financial statements and the review of financial statements included in Core Materials' Forms 10-Q.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the 2001 fiscal year, Deloitte & Touche LLP performed no professional accounting services to design, implement or manage hardware or software that collects or generates information significant to Core Materials' financial statements.

                                 ALL OTHER FEES

     For the fiscal year ended December 31, 2001, Core Materials was billed $29,579 in fees for services rendered by Deloitte & Touche LLP, for all accounting services other than the services discussed above under "Audit Fees." Of this amount, $23,869 is related to tax compliance services and the remainder for other accounting services. The Audit Committee has determined that the provision of these additional services is compatible with maintaining Deloitte & Touche LLP's independence.

                               PERFORMANCE GRAPH

     The following graph sets forth a comparison of the cumulative total returns on (i) the common stock of Core Materials, (ii) the S & P Small Cap 600 Index and (iii) the S & P Trucks & Parts Index for the five-year period ended December 31, 2001. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
          AMONG CORE MATERIALS CORPORATION, THE S&P SMALLCAP 600 INDEX
                        AND THE S&P TRUCKS & PARTS INDEX

                                               CORE MATERIALS CORPORATION       S&P SMALLCAP 600           S&P TRUCKS & PARTS
                                               --------------------------       ----------------           ------------------
12/96                                                       100                         100                         100
12/97                                                    163.89                      125.58                      165.45
12/98                                                    155.56                      129.01                      135.73
12/99                                                     102.8                      145.01                      182.63
12/00                                                     33.33                      162.13                      158.38
12/01                                                     65.33                      195.17                       210.4

* $100 INVESTED 12/31/96 IN STOCK OR INDEX -- INCLUDING INVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIP WITH INTERNATIONAL TRUCK AND ENGINE CORPORATION (INTERNATIONAL)

     On October 8, 1996, RYMAC Mortgage Investment Corporation, a Maryland corporation, formed Core Materials as a wholly owned subsidiary under the laws of the State of Delaware. RYMAC incorporated Core Materials in order to acquire substantially all of the assets of the Columbus Plastics operating unit of International Truck and Engine Corp.

     Pursuant to the terms of the asset purchase agreement with International, Core Materials acquired substantially all of the assets and liabilities of Columbus Plastics on December 31, 1996. As consideration, International received a secured note in the principal amount of $25,504,000. International also received 4,264,000 shares of newly issued common stock of Core Materials, representing approximately 45% of the total number of shares of common stock issued and outstanding at the time of the acquisition. The principal amount of the secured note and the number of shares of common stock received by International were subject to adjustment pursuant to the terms of the asset purchase agreement.

     International's acquisition of common stock of Core Materials made it the largest stockholder of Core Materials. The certificate of incorporation of Core Materials protects this position by limiting the possibility of a change in ownership or control. For instance, the certificate of incorporation requires a super-majority vote to remove directors or to approve certain extraordinary corporate transactions, including mergers and acquisitions. The certificate of incorporation also restricts transfers of securities, which could result in a change of ownership of a specified percentage in Core Materials. This restrictive transfer provision is discussed below under the heading "Limitation on Ownership."

     International's status as the largest stockholder of Core Materials has allowed International in the past, and will allow International at the annual meeting, to influence the composition of the Board of Directors. Core Materials anticipates that the stockholders will elect Mr. Hough and Mr. Cellitti, currently officers of International, as directors of Core Materials at the annual meeting.

     In addition to being the largest stockholder of Core Materials, International is also a significant customer of Core Materials with sales to International representing approximately 53% of total revenues of Core Materials during the fiscal year ended December 31, 2001. Core Materials and International entered into a registration rights agreement at the time of the merger and acquisition under which Core Materials granted to International demand and piggy-back rights with respect to the registration for sale under the Securities Act of 1933 of the shares of common stock received pursuant to the asset purchase agreement.

OTHER MATERIAL RELATIONSHIPS

     Core Materials has entered into material arrangements with members of its Board of Directors which arrangements are discussed above under the heading "Compensation Committee Interlocks and Insider Participation."

                            LIMITATION ON OWNERSHIP

     The certificate of incorporation of Core Materials contains a prohibited transfer provision, which was designed at the time of the merger and acquisition to help assure the continued availability of Core Materials' substantial net operating losses by seeking to prevent an ownership change in Core Materials.

     The prohibited transfer provision prohibits a transfer of stock of Core Materials if the transfer will cause the transferee to hold a prohibited ownership percentage or if the transferee's ownership percentage already exceeds the prohibited ownership percentage. The prohibited transfer provision defines "stock" as including all classes of stock, options to purchase stock or any other interest in Core Materials that could be treated as stock. A prohibited ownership percentage generally means direct and indirect ownership of 4.5% or more of the stock or any other percentage that would cause a transferee to be considered a five percent stockholder under the federal income tax rules referenced in the certificate of incorporation.

     The prohibited transfer provision did not apply to the issuance of stock to International pursuant to the asset purchase agreement and will not restrict certain transfers that are made in compliance with exceptions set forth in the prohibited transfer provision.

     In addition, Core Materials' certificate of incorporation and by-laws contain certain provisions designed to discourage specific types of transactions involving an actual or threatened change of control of Core Materials. These provisions, which are designed to make it more difficult to change majority control of the Board of Directors without its consent, include the following:

        Removal of Directors -- This provision provides that a director of Core Materials may be removed with or without cause only upon the vote of the holders of at least 80% of the voting power of the outstanding shares of capital stock entitled to vote generally in the election of directors.

        Supermajority Approval -- This provision requires that a merger and certain other transactions (as outlined in the Certificate of Incorporation) be approved by the affirmative vote of the holders of at least 66 2/3% of the then outstanding shares of Core Materials' common stock. Such affirmative vote is required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified by law.

        Amendments -- This provision requires that any amendment to the provisions relating to the removal of directors be approved by the holders of at least 80% of the then outstanding shares of voting stock, and any amendment to provisions requiring the approval of the holders of at least 66 2/3% of the then outstanding shares of voting stock be approved by the holders of at least 66 2/3% of the then outstanding shares of voting stock.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

COMPOSITION OF THE BOARD OF DIRECTORS

     The Board of Directors currently consists of six members. At the annual meeting, the stockholders will elect six directors to hold office until the election and qualification of their successors at the next annual meeting of stockholders or until their earlier resignation, death, disqualification or removal from office.

     The intention of the proxies is to vote the shares of common stock they represent for the election of Thomas R. Cellitti, James F. Crowley, Ralph O. Hellmold, Thomas M. Hough, Malcolm M. Prine and James L. Simonton, unless the proxy is marked to indicate that such authorization is expressly withheld. Each of the nominees is currently a member of the Board of Directors. All of the nominees have stated their willingness to serve and Core Materials is not aware of any reason that would cause any of the nominees to be unavailable to serve as a director should they be elected at the annual meeting. If any of the nominees should become unavailable for election, the proxies may exercise discretionary authority to vote for a substitute nominee proposed by the Board of Directors. Information with respect to the background and experience of each of the six nominees is set forth above under the heading "Directors and Executive Officers of Core Materials."

     Under Delaware law and the bylaws of Core Materials, the stockholders will elect as directors the six nominees receiving the greatest number of votes. Core Materials will count shares of common stock as to which voting authority is withheld for quorum purposes but will not count those shares toward the election of directors or toward the election of individual nominees specified in the form of proxy.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MESSRS. CELLITTI, CROWLEY, HELLMOLD, HOUGH, PRINE AND SIMONTON.

                                   PROPOSAL 2
                                RATIFICATION OF
                     THE 2002 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors is proposing the 2002 Core Materials Corporation Employee Stock Purchase Plan (the "2002 Plan" or the "Plan") for approval by Core Materials' stockholders. The 2002 Plan provides eligible employees with an opportunity to purchase shares of common stock at a discount through regular payroll deductions. Until recently, such opportunity was provided to Core Materials' eligible employees pursuant to the employee stock purchase plan that went into effect on July 30, 1998 (the "1998 Plan"). Pursuant to its terms, however, the 1998 Plan terminated when the cumulative number of shares of common stock purchased by eligible employees thereunder reached 100,000, the total number of shares subject to the 1998 Plan. The 2002 Plan is similar in all material respects to the 1998 Plan, except that 200,000 shares of common stock will be available for issuance under the 2002 Plan, rather than 100,000 as under the 1998 Plan.

     The following description of the 2002 Plan is qualified in its entirety by reference to the full text of the 2002 Plan, which is set forth in Exhibit B to this Proxy Statement and made a part hereof.

PURPOSE OF THE STOCK PURCHASE PLAN

     The purpose of the Plan is to provide eligible employees of Core Materials with an opportunity to acquire an equity interest in Core Materials through the purchase of shares of common stock, and thereby develop an incentive for such employees to remain with Core Materials, provide a means for such employees to share in the future success of Core Materials, and link and align the personal interests of such employees to those of Core Materials' stockholders.

PLAN ADMINISTRATION

     The Plan will be administered by the Compensation Committee of the Board of Directors or such other committee of at least three directors as may be appointed by the Board of Directors (the "Committee"). The Committee members will serve at the pleasure of the Board of Directors. None of the members of the Committee may be an employee of Core Materials or be eligible to participate in the Plan. The Committee will have the authority to prescribe, amend and rescind rules and regulations relating to the Plan. The Committee also will have authority to interpret the Plan and correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent necessary for the effective operation of the Plan. Any such determination, decision or action taken by the Committee with respect to the construction, interpretation, administration or application of the Plan will be conclusive.

ELIGIBLE EMPLOYEES

     Any employee of Core Materials or its subsidiaries will be eligible to participate in the Plan, provided that each such employee has been employed by Core Materials or a subsidiary thereof for at least one year and does not own 5% or more of the total combined voting power or value of all classes of shares of Core Materials. An eligible employee may begin to participate in the Plan as of the August 1st or February 1st following the date on which the employee satisfies the foregoing eligibility requirements.

SECURITIES SUBJECT TO THE PLAN

     A maximum of 200,000 shares of common stock are available for issuance under the Plan (subject to adjustment as described below under the heading "Adjustments Upon Stock Dividend, Stock Split or Other Recapitalization"). The shares of common stock subject to the Plan generally shall be previously issued Common Shares acquired by Core Materials. The Board of Directors, however, may determine, in its sole discretion, that the shares of common stock to be purchased under the Plan will be authorized and unissued shares of common stock. To the extent that Core Materials issues shares of common stock under the Plan, the amounts received by Core Materials will provide additional capital for Core Materials and may be used for any corporate purpose of Core Materials.

RIGHTS TO PURCHASE

     Upon effectiveness of the Plan, the Committee will authorize one or more offerings ("Offering" or "Offerings"), pursuant to which eligible employees may purchase, through authorized payroll deductions, shares of common stock subject to the Plan. Each Offering shall be made over the course of an offering period (the "Offering Period") which will consist of one fiscal quarter of the plan year (running the twelve month period beginning each August 1st and ending the following July 31st) (the "Plan Year").

     Each eligible employee who desires to become a participant in the Plan may do so by completing and submitting an Enrollment/Change Form. The employee will specify on such Enrollment/Change Form a contribution percentage or amount that the employee wishes to authorize Core Materials to deduct at regular payroll intervals, which amount shall not be less than $5.00 per pay period. The amounts withheld through such payroll deductions will be credited to a cash account ("Cash Account") for each participating employee. Interest will not accrue on amounts deposited in an employee's Cash Account.

     Each participating employee who has enrolled in the Plan will be granted a right to purchase shares of common stock subject to the Plan (a "Right to Purchase"), on the last business day of each Offering (the "Right to Purchase Date"). A custodian ("Custodian") appointed by Core Materials for the Plan will purchase the maximum number of whole shares of common stock that the Custodian can purchase with the amounts in the employee's Cash Account. The Custodian will make such purchases beginning on the Right to Purchase Date. Amounts remaining in the Cash Account after such purchase will remain in the Cash Account for use during the next Offering Period.

     The purchase price for the shares of common stock (the "Right to Purchase Price") will be 85% of the fair market value of the shares of common stock as of the Right to Purchase Date. Fair market value will equal the average of the high and low price per share of common stock (or, if applicable, the price per share of common stock paid by the Custodian) on the American Stock Exchange, or on any national stock exchange, on the Right to Purchase Date or, if no sales of shares of common stock were made on such date, on the next preceding date on which sales of common stock were made on the American Stock Exchange or other national stock exchange.

     The Custodian will establish and maintain a share account for each participating employee and will credit to such account the number of shares of common stock purchased for such employee. A participating employee may withdraw all or a portion of the shares of common stock credited to the employee's share account by written notice to the Custodian given at least twenty days in advance of each August 1 or February 1. The employee can withdraw such shares of common stock on a first-in first-out basis. The Custodian will charge the employee a fee (agreed to by Core Materials and the Custodian) for such withdrawal and deliver to the participating employee a share certificate issued in the employee's name for the number of whole shares of common stock that the employee wishes to withdraw from the employee's share account. Shares of common stock withdrawn by a participating employee will be registered and issued only in the name of such participating employee.

     Any cash dividends paid with respect to the shares of common stock credited to a participating employee's share account will be added to the employee's Cash Account and applied to the exercise of Rights to Purchase on the immediately succeeding Right to Purchase Date. Accordingly, an election by an employee to leave shares of common stock with the Custodian will constitute an election to apply any cash dividends with respect to such shares of common stock to the exercise of Rights to Purchase.

     A participating employee may, by written notice to Core Materials at least twenty days prior to each August 1st or February 1st, increase or decrease the amount of the participating employee's payroll deduction. In addition, the participating employee may discontinue payroll deductions, as of any future date specified by Core Materials for making the payroll deductions (the "Payroll Deduction Date(s)"), by written notice delivered to Core Materials at least twenty days in advance of such Payroll Deduction Date. The employee thereafter may not resume deductions until the next following August 1st or February 1st. Amounts remaining in a participating employee's Cash Account who ceases payroll deductions will be used on the next Right to Purchase Date to purchase shares of common stock. The Committee may impose such other restrictions on the right to cease payroll deductions as it deems appropriate.

     The Company at its option, at any time after the end of an Offering Period, may close the Cash Account of an eligible employee not participating in another Offering under the Plan. In that event, any balance remaining in the employee's Cash Account will be refunded to the employee. In addition, Core Materials at its option, at any time after the end of an Offering Period, may close the share accounts related to such Offering. In that event, the Custodian will deliver to each participating employee in that Offering a share certificate issued in the employee's name for the number of whole Common Shares credited to the employee's share account without charging a withdrawal fee.

LIMITATIONS ON GRANT OF RIGHT TO PURCHASE AND GOVERNMENT REGULATION

     The number and market value of the shares of common stock purchased by any participating employee under the Plan may not exceed certain limitations. These limitations prohibit the grant of a Right to Purchase (i) if, immediately after such Right to Purchase is granted, such employee would own, and/or hold outstanding options or rights to purchase, shares of Core Materials possessing 5% or more of the total combined voting power or value of all classes of shares of Core Materials; or (ii) which permits an employee's rights to purchase shares of common stock under all employee stock purchase plans of Core Materials to accrue at a rate which exceeds $25,000 of fair market value of such shares of common stock (determined as of the date such Right to Purchase is granted) for each calendar year in which such Right to Purchase is outstanding.

     The Company's obligation to issue, sell or deliver any shares of common stock under the Plan also is subject to all applicable laws and regulations and to the approval of any governmental or regulatory authority required in connection with such issuance, sale or delivery. The Company will not be required to issue, sell or deliver any shares of common stock under the Plan prior to (i) approval of such shares of common stock for any required listing on any national stock exchange; and (ii) the completion of any registration or other qualification of such shares of common stock under any state or federal law or any ruling or regulation of any governmental or regulatory authority which Core Materials in its sole discretion determines to be necessary or advisable.

RIGHTS AS STOCKHOLDERS

     A participating employee will not have any of the rights or privileges of a stockholder with respect to shares of common stock subject to an unexercised Right to Purchase. A participating employee who has exercised a Right to Purchase will have all the rights and privileges of a stockholder immediately following such exercise.

TERMINATION OF EMPLOYMENT

     If the employment of a participating employee terminates for any reason, including death, disability, retirement or other cause, the employee's participation in the Plan will terminate automatically as of the date of the employee's termination. As soon as practicable following the former employee's termination, Core Materials will refund to such former employee (or beneficiary in the case of the former employee's death) any and all amounts in the former employee's Cash Account. In addition, the Custodian will deliver to the former employee (or beneficiary) a share certificate issued in the former employee's name for the number of whole shares of common stock credited to the former employee's share account through prior Offerings.

RESTRICTION UPON ASSIGNMENT

     Rights to Purchase are not assignable or transferable (including by pledge or hypothecation) and are exercisable during a participating employee's lifetime only by such employee. The Company will not recognize and has no duty to recognize any assignment or purported assignment by a participating employee of such employee's Rights to Purchase or of any rights under the Rights to Purchase.

ADJUSTMENTS UPON STOCK DIVIDEND, STOCK SPLIT OR OTHER RECAPITALIZATION

     In the event of any change in the outstanding shares of common stock, by reason of a stock dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, appropriate adjustments shall be made to the aggregate number and class of shares subject to the Plan, the number and class of shares subject to outstanding Rights to Purchase, the purchase price per share (in the case of shares subject to outstanding Rights to Purchase), and the number and class of shares which may be subscribed to by any one employee. The Committee may make such other adjustments as it deems equitable.

DURATION AND AMENDMENT OF THE PLAN

     The Plan will become effective upon (i) stockholder approval of the Plan at the annual meeting, and (ii) ratification of the Plan by the Board of Directors at their next scheduled meeting. The Plan will continue in effect until the earlier to occur of (i) the purchase by eligible employees of all shares of common stock subject to the Plan; or (ii) the termination of the Plan by the Board of Directors. No termination of the Plan may affect any Rights to Purchase previously granted under the Plan.

     The Company reserves the right to amend, suspend, modify or terminate the Plan at any time. The Committee, however, generally may not make any changes or additions that would adversely affect Rights to Purchase previously granted under the Plan. In addition, the Committee generally may not make any amendment without prior stockholder approval if such amendment would (i) increase the aggregate number of shares of common stock subject to the Plan or which may be subscribed to by an eligible employee; (ii) decrease the minimum purchase price for a share of common stock, or (iii) change any of the provisions of the Plan relating to eligibility for participation in Offerings.

INTEREST OF ELIGIBLE EMPLOYEES IN THE PLAN

     All employees of Core Materials will be able to participate in the Plan if they satisfy the eligibility requirements of the Plan detailed above. As of December 31, 2001, Core Materials employed a total of 1,078 employees.

     The Company's employees currently include the executive officers named in the Summary Compensation Table set forth above under the heading "EXECUTIVE COMPENSATION". No current director or person nominated to become a director at the annual meeting is currently an employee of Core Materials, other than Malcolm M. Prine, Chairman of the Board of Directors, and James L. Simonton, President and Chief Executive Officer.

     All eligible employees will have discretion to determine whether or not they wish to participate in the Plan. Accordingly, Core Materials has not and cannot determine the benefits or amounts that will be received by or allocated to any employee of Core Materials (or the benefits or amounts which would have been received by or allocated to any employee of Core Materials for the fiscal year ended December 31, 2001, assuming the Plan had been in effect during such fiscal year).

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2002 CORE MATERIALS CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 3
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP to audit the financial statements of Core Materials for the fiscal year ending December 31, 2002. Core Materials expects a representative of Deloitte & Touche LLP to attend the annual meeting. Core Materials will provide the representative with an opportunity to make a statement if he or she desires to do so. Core Materials expects that the representative will be available to respond to appropriate questions.

     Core Materials is presenting the appointment of auditors to the stockholders for ratification at the annual meeting. While ratification by stockholders of this appointment is not required by law or the certificate of incorporation or bylaws of Core Materials, management believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of stockholders, the Board of Directors will consider that fact when it appoints independent certified public accountants for the next fiscal year.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                                 OTHER MATTERS

     The management of Core Materials and the Board of Directors of Core Materials know of no matters to be brought before the annual meeting other than as set forth above. If, however, any other matters are properly presented to the stockholders for action, it is the intention of the persons named in the proxy to vote at their discretion on all matters on which the shares of common stock represented by such proxies are entitled to vote.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Malcolm M. Prine
                                          Chairman of the Board

Dated: April 15, 2002

                                                                       EXHIBIT A

                           CORE MATERIALS CORPORATION

                            AUDIT COMMITTEE CHARTER

     The Audit Committee is appointed by the Board of Directors of Core Materials Corporation (the "Corporation") to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the corporation and other such duties as directed by the Board.

     The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, including at least one member with accounting or related financial management expertise. Once a year, there will be a written affirmation of compliance to The American Stock Exchange on the financial literacy of all Audit Committee members and the financial management expertise of one member. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment, and shall meet the composition requirements as set forth in the Audit Committee standards of The American Stock Exchange and as both may be amended over time. One of the Audit Committee members shall be appointed by the Board to chair the Audit Committee. He or she shall be responsible for leadership of the committee, including reviewing the agenda, presiding over the meetings, making committee assignments and reporting to the board of directors. The chairperson will also maintain regular liaison with the management of the corporation, and the lead independent audit partner.

     The committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. In carrying out these responsibilities, the Committee shall have full access to the independent public accountants, the general counsel, any of the Corporation's non-employee attorneys and advisors, and executive and financial management in scheduled joint sessions or private meetings. Similarly, the Corporation's independent public accountants, general counsel, and executive and financial management will have full access to the Committee and to the Board of Directors and each is responsible for bringing before this Committee or its Chair in a timely manner any matter he/she feels appropriate to the discharge of the Committee's responsibility.

     The Audit Committee will reassess the Charter annually and present it to the Board for their formal review and approval. There will be an annual written affirmation of compliance addressed to The American Stock Exchange that the Board has approved the Charter. The Audit Committee will publish an annual statement in the proxy statement, which sets forth the composition of the Audit Committee along with a discussion of the actions taken during the year. In addition, the Audit Committee Charter will be published in the annual report or proxy statement at least once every three years.

     The function of the Audit Committee shall be to advise Management and to exercise the following powers and duties with respect to the following matters involving the Corporation and, unless otherwise specified, any of its direct or indirect subsidiaries ("Corporation"):

     1. Review Corporation's annual financial statements, annual reports, registration statements, and material amendments to any of them, as filed with the U.S. Securities and Exchange Commission; and recommend to the Board the inclusion of the company's audited financial statements in the company's annual report on Form 10-K. The review shall include consideration of the quality of the Corporation's accounting principles as applied in its financial reporting.

     2. Review with management and the independent auditor the quarterly financial information prior to the Corporation's filing of the Form 10-Q. This review may be performed by the committee or its chairperson.

     3. Review the Corporation's programs for compliance with the financial disclosure requirements of applicable law.

     4. Review the auditing of the Corporation's accounts with the independent public accountant, including the plan, and the results of their auditing engagements.

     5. Recommend to the Board the independent public accountant to be selected or retained to audit the financial statements of the Corporation. In so doing, the committee will request from the public accountant a written affirmation that the public accountant is in fact independent, discuss with the public accountant any relationships that may impact the auditor's independence, and recommend to the Board any actions necessary to oversee the public accountant's independence. The independent public accountant is ultimately accountable to the Board of Directors and the Audit Committee.

     6. Review the Corporation's processes to maintain an adequate system of internal controls.

     7. Discuss with management the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate.

     8. Recommend to the Board any proposal received from any shareholder concerning any of the foregoing matters, which the shareholder proposes to present for action by the Corporation's shareholders.

     9. Perform such other duties and responsibilities as may be assigned to the Audit Committee by the Board.

                                                                       EXHIBIT B

                        2002 CORE MATERIALS CORPORATION

                          EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE OF THE PLAN. The purpose of the 2002 Core Materials Corporation Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of Core Materials Corporation (the "Company") and its subsidiaries with an opportunity to acquire an equity interest in Core Materials through the purchase of Common Shares, and thus develop an incentive to remain with Core Materials, to provide a means for employees to share in the future success of Core Materials, and to link and align the personal interests of such employees to those of Core Materials' stockholders. If Core Materials issues Common Shares under the Plan, the proceeds therefrom will provide additional capital for Core Materials, which will be used for general corporate purposes. It is the intention of Core Materials to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code and the Plan is to be construed accordingly.

     2. DEFINITIONS. For purposes of this Plan, the following terms when capitalized shall have the meanings designated herein unless a different meaning is plainly required by the context. Where applicable, the masculine pronouns shall include the feminine and the singular shall include the plural.

    (a)  "Board" shall mean the Board of Directors of Core Materials.
    (b) "Cash Account" shall mean the account established for each Participant to which amounts withheld through payroll deductions shall be credited.
    (c) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.
    (d) "Committee" shall mean the Compensation Committee of the Board or such other committee of at least three directors as may be appointed by the Board from time to time to serve at the pleasure of the Board.
    (e) "Common Shares" shall mean the shares of common stock of Core Materials.
    (f)  "Company" shall mean Core Materials Corporation.
    (g) "Custodian" shall mean the person selected by Core Materials to hold the amounts withheld through Participants' payroll deductions pending the purchase of Common Shares pursuant to the Plan and to hold the Common Shares so purchased for the benefit of Participants until such Common Shares are withdrawn pursuant to the terms of the Plan. The Custodian shall qualify as an "agent independent of the issuer" as that term is used in Regulation M promulgated under the Securities Exchange Act of l934, as amended.
    (h) "Effective Date" shall mean the last business day of each Offering Period under the Plan.
    (i) "Offering" shall mean an opportunity provided by the Committee to purchase Common Shares under the Plan.
    (j) "Offering Period" shall mean the period during which an Offering shall be made under the Plan and shall consist of a fiscal quarter of the Plan.
    (k) "Participant" shall include any employee who has satisfied the requirements of the Plan to acquire Common Shares under the Plan and has elected to have payroll deductions made pursuant to the Plan.
    (l) "Payroll Deduction Date(s)" shall mean the date or dates specified by Core Materials on which withholdings for each fiscal quarter of the Plan shall be made.
    (m) "Plan Year" shall mean the fiscal year of the Plan which shall be the twelve (12) month period beginning each August
         1st and ending on the following July 31st.
    (n)  "Right to Purchase" shall mean an option to purchase Common
         Shares granted to a Participant who elects to participate in an Offering under the provisions of the Plan.

    (o) "Right to Purchase Date" shall mean the Effective Date of an Offering Period.

    (p) "Share Account" shall mean the account established for each Participant to which Common Shares purchased on each Right to Purchase Date for the Participant shall be credited.

     3. ADMINISTRATION. The Plan shall be administered by the Committee. Each member of the Committee must be an outside director of Core Materials and shall not be eligible to participate in the Plan. Subject to express provisions of the Plan and to such instructions and limitations as the Board may establish from time to time, the Committee shall have the authority to prescribe, amend and rescind rules and regulations relating to the Plan. The Committee may interpret the Plan and may correct any defect or supply any omission or reconcile any inconsistency in the Plan to the extent necessary for the effective operation of the Plan. Any determination, decision or action taken by the Committee on the matters referred to in this paragraph shall be conclusive.

     4. EFFECTIVENESS OF THE PLAN. The Plan shall become effective upon (i) stockholder approval of the Plan at the 2002 annual meeting of stockholders of Core Materials (scheduled to be held on May 15, 2002) or any adjournment thereof, and (ii) Board ratification of the Plan at the Board meeting immediately following the 2002 annual meeting of the stockholders of Core Materials or any adjournment thereof.

     5. COMMON SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided in Paragraph 17 herein, not more than 200,000 Common Shares shall be offered under the Plan. The Common Shares subject to the Plan generally shall be previously issued Common Shares acquired by Core Materials. The Board, however, also may determine, in its sole discretion, that the Common Shares to be purchased under the Plan shall be authorized and unissued Common Shares.

     6. OFFERINGS UNDER THE PLAN. After the Plan has become effective, one or more Offerings, as determined by the Committee, may be made to eligible employees to purchase Common Shares subject to the Plan. The Offerings may be consecutive or concurrent as determined by the Committee. Each Offering shall be made during an Offering Period. Common Shares not sold under one Offering may be offered again in any subsequent Offering.

     7. ELIGIBILITY. Subject to the terms of this Plan, any employee of Core Materials or a subsidiary thereof who has been employed by Core Materials or a subsidiary thereof, for at least one (1) year may participate in the Plan. Notwithstanding the previous sentence, any employee of Core Materials or a subsidiary thereof who owns greater than 5% of the total combined voting power or value of all classes of shares of Core Materials shall not be eligible to participate in any Offerings under the Plan.

     An eligible employee may begin to participate in the Plan as of the August 1st or February 1st following the date on which he or she satisfies the requirements of the previous paragraph.

     Nothing contained herein and no rules and regulations prescribed by the Committee shall permit or deny participation in any offering contrary to the requirements of the Code (including, without limitation, Sections 423(b)(3), 423(b)(4) and 423(b)(8) thereof).

     Nothing contained herein and no rules and regulations prescribed by the Committee shall permit any employee to be granted a Right to Purchase under the
Plan:

    (a) if, immediately after such Right to Purchase is granted, such employee would own, and/or hold outstanding options or rights to purchase, shares of Core Materials possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of Core Materials; or

    (b) which permits an employee's rights to purchase Common Shares under all employee stock purchase plans of Core Materials to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000.00) of fair market value of Common Shares (determined as of the date such Right to Purchase is granted) for each calendar year in which such Right to Purchase is outstanding at any time.

     For purposes of this paragraph, the provisions of Section 424(d) of the Code, shall apply in determining the stock ownership of each employee. For purposes of clause 7(b) above, the provisions of Section 423(b)(8) of the Code shall apply in determining whether an employee's Rights to Purchase and other rights are permitted to accrue at a rate in excess of the permitted rate.

     8. PAYROLL DEDUCTIONS. In order to participate in the Plan, an eligible employee must indicate on an Enrollment/Change Form (to be provided by the Committee) the contribution percentage or amount that he wishes to authorize Core Materials to deduct at regular payroll intervals. The minimum deduction for each eligible employee, during each Offering Period, shall be an amount equal to five dollars ($5.00) per pay period. Each Enrollment/Change Form will include authorization for Core Materials to make payroll deductions from the eligible employee's compensation.

     The amounts withheld through such payroll deductions shall be credited to each Participant's Cash Account. The withholdings for each fiscal quarter of the Plan from the compensation of a Participant shall be made on the Payroll Deduction Dates specified by Core Materials. Such amounts will be delivered to the Custodian and held pending the purchase of Common Shares as described in Paragraph 10 hereof.

     Any employee of Core Materials or a subsidiary thereof who has satisfied the eligibility requirements of Paragraph 7 as of August 1, 2002, may complete an Enrollment/Change Form and authorize payroll deductions pursuant to this Paragraph 8 to be effective as of such date. Each other employee of Core Materials or a subsidiary thereof shall be eligible to complete an Enrollment/Change Form and to begin payroll deductions hereunder as of the August 1 or February 1 following the date on which such employee satisfies the eligibility requirements of Paragraph 7. Subject to the other limitations of this Paragraph 8, a Participant may, by written notice to Core Materials at least twenty (20) days prior to each August 1st or February 1st, increase or decrease the amount of his payroll deduction as of each Payroll Deduction Date.

     Notwithstanding the foregoing, a Participant may by written notice to Core Materials at least twenty (20) days prior to any Payroll Deduction Date discontinue payroll deductions as of such Payroll Deduction Date. Payroll deductions may not thereafter be resumed until the next following August 1st or February 1st. In the event that a Participant ceases his payroll deductions as provided herein, such Participant's Cash Account balance will be used, as of the next Right to Purchase Date, to purchase Common Shares. The Committee may impose such other restrictions on the right to cease payroll deductions, as it may deem appropriate.

     9. NO INTEREST ON CASH ACCOUNTS. The payroll deductions and other monies held in Participants' Cash Accounts shall bear no interest.

     10. PURCHASE PRICE AND EXERCISE OF RIGHT TO PURCHASE. The purchase price for a Common Share under each Offering shall be determined by the Committee as of the Right to Purchase Date of each Offering and shall be stated as a percentage of the fair market value of a Common Share on the Right to Purchase Date of the Offering. Such purchase price shall be equal to eighty-five percent (85%) of the per share fair market value of the Common Shares as of the Right to Purchase Date.

     The fair market value of a Common Share on any date shall be the average of the high and low price per share of the Common Shares (or, if applicable, the price paid by the Custodian) on the American Stock Exchange or on any national stock exchange on such date or, if no such sales of Common Shares are made on such date, on the next preceding date on which sales of Common Shares were made on the American Stock Exchange or on any national stock exchange.

     Each Participant shall be deemed to have been granted a Right to Purchase on the Effective Date of each offering for the number of whole Common Shares which the Participant would be able to purchase with the balance in his Cash Account. Each outstanding Right to Purchase will be exercised automatically on the Right to Purchase Date to purchase the number of whole Common Shares which the amount in the Participant's Cash Account at that time is sufficient to purchase at the applicable purchase price. Any amounts remaining in a Participant's Cash Account after such application will remain in the Cash Account for use during the next Offering Period.

     The Custodian shall purchase the number of Common Shares with respect to which Rights to Purchase have been exercised beginning on the Right to Purchase Date. The Custodian shall establish and maintain a separate Share Account for each Participant, which shall be credited with the number of whole Common Shares purchased on the Right to Purchase Date on behalf of each Participant. A Participant may withdraw the Common Shares credited to his Share Account on a first-in-first-out basis by written notice to the Custodian at least twenty (20) days prior to any August 1st or February 1st. A Participant may withdraw all or a portion of the Common Shares which were credited to his Share Account on or prior to the Right to Purchase Date immediately preceding such August 1st or February 1st. A Participant will be charged a fee by the Custodian for each such withdrawal. The amount of such fee shall be as agreed from time to time by the Custodian and Core Materials. The Custodian shall deliver to such Participant a share certificate issued in his name for the number of whole Common Shares he wishes to withdraw from his Share Account. At least annually, there shall be delivered to each Participant a statement of his Share Account showing the number of Common Shares purchased during the preceding twelve months (or lesser period of existence of the Offering), the Right to Purchase prices paid for the Common Shares, the dates of purchase of the Common Shares, and the amount to be included in the ordinary income of the Participant at such time as the Common Shares are sold, as prescribed by Section 423(c) of the Code.

     The initial Custodian shall be selected by Core Materials prior to the initial Offering under the Plan. The Company may remove any Custodian, and any Custodian may resign, upon 60 days' notice in writing to the other party, as the case may be. Any successor custodian shall be appointed by Core Materials. The Company shall pay all fees and costs of the Custodian as agreed between Core Materials and the Custodian from time to time, except for the withdrawal fees payable by Participants as described above.

     The Company may, at any time after the end of an Offering Period, close the Cash Accounts of eligible employees not participating in another Offering under the Plan, in which case any balance in such Cash Accounts will be refunded to such eligible employees. Any balance remaining in the Cash Account of a Participant after the end of an offering Period shall remain in the Participant's Cash Account for use in the next Offering.

     The Company may, at any time after the end of an Offering Period, close the Share Accounts related to such Offering, in which case the Custodian shall deliver to each Participant in that Offering a share certificate issued in his name for the number of whole Common Shares credited to his Share Account, without charging a withdrawal fee.

     11. REGISTRATION OF CERTIFICATES. Common Shares withdrawn by Participants will be registered, and share certificates therefore will be issued, only in the name of the Participant.

     12. RIGHTS AS SHAREHOLDERS. With respect to Common Shares subject to a Right to Purchase, pending exercise of such Right to Purchase, the Participant shall not be deemed to be a stockholder of Core Materials and shall not have any of the rights or privileges of a stockholder. A Participant who has exercised a Right to Purchase shall have the rights and privileges of a stockholder immediately following such exercise.

     13. USE OF PLAN FUNDS. Subject to Paragraph 10 hereof, to the extent Core Materials issues Common Shares to Participants upon exercise of Rights to Purchase granted under the Plan, the amounts received by Core Materials may be used for any corporate purpose or purposes of Core Materials.

     14. TERMINATION OF EMPLOYMENT. If the employment of a Participant terminates for any reason, including death, disability, retirement or other cause, his participation in the Plan automatically and without any act on his part shall terminate as of the date of termination of his employment. As soon as practicable following the Participant's termination of employment, Core Materials shall refund to such Participant (or his beneficiary, in the case of the participant's death) any and all amounts in his Cash Account and the Custodian shall deliver to such Participant (or beneficiary) a share certificate issued in his name for the number of whole Common Shares credited to his Share Account through prior Offerings.

     15. RESTRICTION UPON ASSIGNMENT. Rights to Purchase granted to a Participant under the Plan shall not be transferable (including pledge or hypothecation), and shall be exercisable during the Participant's lifetime only by the Participant. The Company shall not recognize and shall be under no duty to recognize assignment or purported assignment by a Participant of his Rights to Purchase or of any rights under his Rights to Purchase.

     16. GOVERNMENT REGULATIONS. The Company's obligation to issue, sell or deliver any Common Shares under this Plan is subject to all applicable laws and regulations and to the approval of any governmental or regulatory authority required in connection with the issuance, sale or delivery of such Common Shares. The Company shall not be required to issue, sell or deliver any Common Shares under this Plan prior to (a) the approval of such Common Shares for listing on any national stock exchange (if such approval must be obtained), and
(b) the completion of any registration or other qualification of such Common Shares under any state or

Federal law or any ruling or regulation of any governmental or regulatory authority which Core Materials in its sole discretion shall determine to be necessary or advisable.

     17. ADJUSTMENT OF SHARES UPON CHANGES IN CAPITALIZATION. Notwithstanding any other provision of the Plan, in the event of any change in the outstanding Common Shares, by reason of a dividend payable in Common Shares, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, appropriate adjustments shall be made to the aggregate number and class of shares subject to the Plan, the number and class of shares subject to outstanding Rights to Purchase, the purchase price per share (in the case of shares subject to outstanding Rights to Purchase), and the number and class of shares which may be subscribed to by any one employee, and such other adjustments shall be made as may be deemed equitable by the Committee.

     18. DIVIDEND REINVESTMENT. All cash dividends paid, if any, with respect to the Common Shares credited to a Participant's Share Account shall be added to the Participant's Cash Account and thereby shall be applied to exercise Rights to Purchase to purchase whole Common Shares on the Right to Purchase Date next following the date such cash dividends are paid by Core Materials. An election to leave Common Shares with the Custodian shall constitute an election to apply the cash dividends with respect to such shares to the exercise of Rights to Purchase hereunder. Common Shares so purchased shall be applied to the Common Shares credited to each Participant's Share Account.

     19. AMENDMENT OF THE PLAN. To the extent permitted by law, the Committee may at any time and from time to time make such changes in the Plan and additions to it as the Committee deems advisable; provided, however, that, except as provided in Paragraph 17 hereof, and except with respect to changes or additions in order to make the Plan comply with Section 423 of the Code, the Committee may not make any changes or additions which would adversely affect Rights to Purchase previously granted under the Plan and may not, without approval of the stockholders of Core Materials, make any changes or additions which would (a) increase the aggregate number of Common Shares subject to the Plan or which may be subscribed to by an eligible employee, (b) decrease the minimum purchase price for a Common Share, or (c) change any of the provisions of the Plan relating to eligibility for participation in Offerings.

     20. DURATION AND TERMINATION OF THE PLAN. The Plan shall terminate upon the earlier to occur of the following two events:

     (a) The purchase by eligible employees of all of the Common Shares subject to the Plan; or

     (b) The termination of the Plan by the Board.

     No termination of the Plan shall affect Rights to Purchase previously granted under this Plan.

                                    P R O X Y
                           CORE MATERIALS CORPORATION

             THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS
                      FOR AN ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 15, 2002

         The undersigned stockholder appoints James L. Simonton and Kevin L. Barnett, as proxies with full power of substitution, to vote the shares of voting securities of Core Materials Corporation (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Company's corporate headquarters, 800 Manor Park Drive, Columbus, Ohio 43228, on May 15, 2002, at 9:00 a.m., Eastern Standard time, and at any adjournments thereof, upon matters properly coming before the meeting, as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, such proxies are instructed to vote as follows:

         THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE PROPOSALS INDICATED ON THIS CARD AND AS SUCH PROXIES DEEM ADVISABLE WITH DISCRETIONARY AUTHORITY ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

         (1)     [ ]  FOR ALL NOMINEES LISTED HEREIN (EXCEPT AS MARKED UP TO THE
                      CONTRARY BELOW).

                 [ ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW.

         (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED BELOW)

                       THOMAS R. CELLITTI  JAMES F. CROWLEY   RALPH O. HELLMOLD
                       THOMAS M. HOUGH     MALCOLM M. PRINE   JAMES L. SIMONTON

         (2) To approve the 2002 Core Materials Corporation Employee Stock Purchase Plan.

                 [  ] FOR          [  ] AGAINST              [  ] ABSTAIN

         (3) To ratify the appointment of Deloitte & Touche LLP as auditors for the Company for the year ending December 31, 2002.

                 [  ] FOR          [  ] AGAINST              [  ] ABSTAIN

         PLEASE CHECK THE BOXES ABOVE AND SIGN, DATE AND RETURN THIS PROXY TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 6201 FIFTEENTH AVENUE, BROOKLYN, NEW YORK, 11219, IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

DATED:
      ---------------------------       --------------------------------------
                                        Signature

                                        --------------------------------------
                                        Signature (if held jointly)

                                        --------------------------------------
                                        Print Names

                                        (Please sign exactly as your name
                                        appears hereon. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        full title. If shares are jointly held,
                                        each holder must sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person).


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